                                                               EXHIBIT 23




                                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Sun Company, Inc. Capital Accumulation Plan Form S-8 Registration Statement (Registration No. 33-9931) of our report dated June 13, 1995 on our audits of the financial statements and supplemental schedules of the Sun Company, Inc. Capital Accumulation Plan as of December 31, 1994 and 1993 and for the years then ended, which report is included in this Form 10-K/A.






                                                        COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, PA  19103
June 28, 1995